Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

Offer To Exchange Warrants to Acquire Shares of Class A Common Stock

of

Vivid Seats Inc.

for

Shares of Class A Common Stock

of

Vivid Seats Inc.

and

Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT TIME, ON JUNE 29, 2022, OR SUCH LATER TIME AND DATE TO WHICH THE COMPANY MAY EXTEND THE OFFER. PUBLIC WARRANTS (AS DEFINED HEREIN) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED PUBLIC WARRANTS AND THE WITHDRAWAL OF ANY PUBLIC WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

May 26, 2022

To Our Clients:

Enclosed are the Prospectus/Offer to Exchange dated May 26, 2022 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Vivid Seats Inc., a Delaware corporation (the “Company”), to each holder of the Company’s public warrants to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), to receive 0.240 shares of Class A Common Stock in exchange for each public warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will be open until 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to all holders of the public warrants to purchase the Company’s Class A Common Stock issued and outstanding pursuant to the Amended and Restated Warrant Agreement (defined herein) (the “public warrants”). Each public warrant entitles the holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment. The public warrants are quoted on The Nasdaq Capital Market under the symbol “SEATW.” As of May 23, 2022, 18,132,766 public warrants were outstanding. Pursuant to the Offer, the Company is offering up to an aggregate of 4,351,864 shares of Class A Common Stock in exchange for the public warrants.

Each holder whose public warrants are exchanged pursuant to the Offer will receive 0.240 shares of Class A Common Stock for each public warrant tendered by such holder and exchanged. Any public warrant holder that participates in the Offer may tender less than all of its public warrants for exchange.

No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Class A Common Stock on The Nasdaq Global Select Market on the last trading day of the Offer Period, less any applicable withholding taxes. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered public warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the public warrants to amend (the “Warrant Amendment”) the Amended and Restated Warrant Agreement, dated as of October 14, 2021, by and between Horizon Acquisition Corporation, the Company’s predecessor, and Continental Stock Transfer & Trust Company (the “Amended and Restated Warrant Agreement”), to permit the Company to require that each public warrant that is outstanding upon the closing of the Offer be converted into 0.213 shares of Class A Common Stock, which is a ratio 12.7% less than the exchange ratio applicable to the Offer.

Pursuant to the terms of the Amended and Restated Warrant Agreement, the adoption of the Warrant Amendment will require the consent of holders of at least 65% of the outstanding public warrants. Eldridge Industries, LLC, which holds approximately 28.5% of our outstanding public warrants, has agreed to tender its public warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation, pursuant to a tender and support agreement. Accordingly, if holders of an additional approximately 36.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Public warrant Amendment will be adopted.

Holders of public warrants may not consent to the Warrant Amendment without tendering public warrants in the Offer and holders may not tender such public warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the public warrants, and therefore by tendering public warrants for exchange holders will be delivering to us their consent to the Warrant Amendment. Holders may revoke consent at any time prior to the Expiration Date by withdrawing the public warrants holders have tendered in the Offer.

If at least 65% of the holders of the outstanding public warrants do not provide consent to the Warrant Amendment, public warrants not exchanged for shares of Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms.

THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your public warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all public warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.240 shares of Class A Common Stock for each public warrant so tendered.

We are the owner of record of public warrants held for your account. As such, only we can exchange and tender your public warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender public warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the public warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

(1)	Your public warrants may be exchanged at the exchange rate of 0.240 shares of Class A Common Stock for every one of your public warrants properly tendered for exchange.

(2)

The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

(3)

By tendering your public warrants for exchange, you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your public warrants in the Offer and you may not tender your public warrants without consenting to the Warrant Amendment.

(4)	The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which the Company may extend the Offer.

If you wish to have us tender any or all of your public warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your public warrants, we will tender for exchange all of your public warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which the Company may extend the Offer.

The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the dealer manager, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of public warrants should tender public warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your public warrants exchanged and, if so, how many public warrants to have exchanged. In doing so, you should read carefully the information in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange Warrants to Acquire Shares of Class A Common Stock

of

Vivid Seats Inc.

for

Shares of Class A Common Stock

of

Vivid Seats Inc.

and

Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated May 26, 2022 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of Vivid Seats Inc., a Delaware corporation (the “Company”), to each holder of the Company’s public warrants to purchase the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”).

The undersigned hereby instructs you to tender for exchange the number of public warrants indicated below or, if no number is indicated, all public warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made solely only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, public warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will be open until 11:59 p.m., Eastern Daylight Time, on June 29, 2022, or such later time and date to which the Company may extend the Offer (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the Class A Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of public warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of public warrants to be exchanged by you for the account of the undersigned:

*

No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of public warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the Class A Common Stock on The Nasdaq Global Select Market on the last trading day of the Offer Period. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered public warrants.

**	Unless otherwise indicated it will be assumed that all public warrants held by us for your account are to be exchanged.

**

Signature(s):
Name(s):

(Please Print)
Taxpayer Identification Number:
Address(es):

(Including Zip Code)

Area Code/Phone Number:
Date:

5